Exhibit 4.1

COMMON SHARES	COMMON SHARES THIS CERTIFICATE IS TRANSFERABLE IN JERSEY CITY, NJ, NEW YORK, NY AND PITTSBURGH, PA

DEVELOPERS DIVERSIFIED REALTY

INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO	CUSIP 251591 10 3 SEE REVERSE FOR CERTAIN DEFINITIONS
Developers Diversified Realty Corporation
THIS CERTIFIES THAT
IS THE OWNER OF
FULLY PAID AND NONASSESSABLE COMMON SHARES, WITHOUT PAR VALUE OF
Developers Diversified Realty Corporation transferable on the books of the Corporation by the holder hereof in pension or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and amendments thereto as filed in the office of the Secretary of State of Ohio, to which the holder by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
     To Witness Whereof, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers.
Dated:
COUNTERSIGNED AND REGISTERED
     MELLON INVESTOR SERVICES LLC
          TRANSFER AGENT AND REGISTRAR

BY	/s/ Joan U. Allgood	/s/ Scott A. Wolstien

	SECRETARY	CHAIRMAN OF THE BOARD
                AUTHORIZED SIGNATURE

Developers Diversified Realty Corporation
     THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. SUBJECT TO CERTAIN PROVISIONS OF THE CORPORATION’S ARTICLES OF INCORPORATION, NO PERSON MAY BENEFICIALLY OWN COMMON SHARES IN EXCESS OF 5.0% OF THE OUTSTANDING COMMON SHARES OF THE CORPORATION (UNLESS SUCH PERSON IS AN EXEMPT HOLDER OR AN EXISTING HOLDER). NO PERSON MAY CONSTRUCTIVELY OWN COMMON SHARES IN EXCESS OF 9.8% OF THE OUTSTANDING COMMON SHARES OF THE CORPORATION AND NO PERSON MAY ACQUIRE BENEFICIAL OWNERSHIP OF ANY COMMON SHARES AFTER THE EFFECTIVE DATE IF, AS A RESULT OF SUCH ACQUISITION, THE FAIR MARKET VALUE OF THE SHARES OWNED DIRECTLY AND INDIRECTLY BY NON-U.S. PERSONS WOULD COMPRISE MORE THAN 49% OF THE FAIR MARKET VALUE OF THE ISSUED AND OUTSTANDING COMMON SHARES. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN COMMON SHARES IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. ALL CAPITALIZED ITEMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CORPORATION’S ARTICLES OF INCORPORATION, A COPY OF WHICH INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, CERTAIN OF THE COMMON SHARES REPRESENTED HEREBY WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST.
     The abbreviations below, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not included below.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT-		custodian
TEN ENT	- as tenants by the entireties		(Cust)		(Minor)
JT TEN	- as joint tenants with right	under Uniform Gifts to Minors Act
of survivorship and not as
	tenants in common	(State)

UNIF GIFT MIN ACT-		custodian
	(Cust)		(Minor)
under Uniform Transfer to Minors
Act of
(State)
Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED                                                                                  HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

OF THE SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT
                                                                                                                                                                                                        ATTORNEY,
TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED	x

Signatures Guaranteed	x

NOTICE THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THIS CERTIFICATE BY EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15